Exhibit 7.1

COMPUTATION OF EARNINGS TO FIXED CHARGES

   Consolidated Ratio of Earnings to Fixed Charges Calculated under Dutch GAAP

	For the Year Ended December 31,

	2003	2002	2001	2000	1999

		(in EUR millions except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes(2)	4,918	3,388	4,428	3,825	4,250
Add: Fixed Charges	2,989	4,153	4,664	5,014	3,902

Earnings before Taxes and Fixed Charges	7,907	7,541	9,092	8,839	8,152
Fixed Charges	2,989	4,153	4,664	5,014	3,902

Ratio of Earnings to Fixed Charges	2.65	1.82	1.95	1.76	2.09

Including Interest on Deposits(1)
Fixed Charges as above	2,989	4,153	4,664	5,014	3,902
Add: Interest on deposits	10,817	13,372	20,259	22,818	16,483

Total Fixed Charges and Interest on deposits	13,806	17,525	24,923	27,832	20,385
Earnings before Taxes and Fixed Charges	7,907	7,541	9,092	8,839	8,152
Add: Interest on deposits	10,817	13,372	20,259	22,818	16,483

Earnings before Taxes and Fixed Charges and Interest
on deposits	18,724	20,913	29,351	31,657	24,635
Ratio of Earnings to Fixed Charges	1.36	1.19	1.18	1.14	1.21

(1)	Deposits include Banks and Total customer accounts.
(2)	Operating profit before taxes for 2001 and 2000 includes extraordinary items.

   Consolidated Ratio of Earnings to Fixed Charges Calculated under U.S. GAAP

	For the Year Ended December 31,

	2003	2002	2001	2000	1999

		(in EUR millions except ratios)
Excluding Interest on Deposits(1)
Operating Profit before Taxes(2)	4,967	3,711	2,077	4,245	3,534
Add: Fixed Charges	2,989	4,153	4,664	5,014	3,902

Earnings before Taxes and Fixed Charges	7,956	7,864	6,741	9,259	7,436
Fixed Charges	2,989	4,153	4,664	5,014	3,902
Ratio of Earnings to Fixed Charges	2.66	1.89	1.45	1.85	1.91

Including Interest on deposits(1)
Fixed Charges (as above)	2,989	4,153	4,664	5,014	3,902
Add: Interest on deposits	10,817	13,372	20,259	22,818	16,473

Total Fixed Charges and Interest on deposits	13,806	17,525	24,923	27,832	20,375
Earnings before Taxes and Fixed Charges	7,956	7,864	6,741	9,259	7,436
Add: Interest on deposits	10,817	13,372	20,259	22,818	16,473

Earnings before Taxes and Fixed Charges and Interest
on deposits	18,773	21,236	27,000	32,077	23,909
Ratio of Earnings to Fixed Charges	1.36	1.21	1.08	1.15	1.17

(1)	Deposits include Banks and Total customer accounts.
(2)	Operating profit before taxes for 2001 and 2000 includes extraordinary items.